EXHIBIT A
                                CSW Energy, Inc.
                                  Balance Sheet
                               September 30, 1998
                                   (Unaudited)
                                    ($000's)


Assets

Current Assets
   Cash and cash equivalents                                           $25,175
   Accounts receivable                                                   9,048
   Prepaid expenses                                                        252
                                                                   -------------
          Total current assets                                          34,475

Investments In and Advances to Energy Projects                         113,062

Notes Receivable - Affiliate                                           140,753

Notes Receivable                                                        66,315

Other Assets
  Construction in progress and project development costs                53,769
  Property, Plant, and Equipment, net                                  196,129
  Other - net                                                            7,056
                                                                   -------------
                            Total other assets                         256,954

                               Total assets                           $611,559
                                                                   =============


Liabilities and Shareholder's Equity

Current Liabilities
   Accounts payable                                                    $17,253
   Accrued liabilities and other                                        13,025
                                                                   -------------
                            Total current liabilities                   30,278

Long Term Debt                                                         348,876

Deferred Income Taxes                                                   46,936

Other                                                                   56,567
                                                                   -------------
                            Total liabilities                          482,657


Minority Interest                                                       16,667

Shareholder's Equity
   Common stock                                                              1
   Additional paid-in-capital                                          108,139
   Accumulated retained earnings                                         4,095
                                                                   -------------
                            Total shareholder's equity                 112,235

                               Total liabilities, shareholder's
                                 equity and minority interest         $611,559
                                                                   =============